Exhibit 14(a)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Other Service Providers”, “Goldman Funds – Financial Highlights” and “Experts” and to the use of our report dated December 23, 2003 for Goldman Sachs Core Fixed Income Fund (one of the funds comprising Goldman Sachs Trust) in the Form N-14 Registration Statement and related Proxy Statement and Prospectus of Goldman Sachs Core Fixed Income Fund filed with the Securities and Exchange Commission.

/s/ERNST & YOUNG LLP

New York, New York
July 16, 2004